UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 29, 2012

Harleysville Savings Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	000-29709	23-3028464
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

271 Main Street, Harleysville, Pennsylvania		19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 256-8828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

               Harleysville Savings Bank, a wholly-owned subsidiary of Harleysville Savings Financial Corporation (the “Corporation”), has determined to deregister the previous registration and offering of common stock of the Corporation under the Securities Act of 1933, as amended, through the Harleysville Savings Bank 401(k) Plan (the “401(k) Plan”) as of September 30, 2012.  In connection with deregistration of the common stock of the Corporation offered through the 401(k) Plan, there will be a blackout period during which participants in the 401(k) Plan will be temporarily unable to direct or diversify investments in the Corporation’s common stock fund in their individual accounts in the 401(k) Plan commencing on October 1, 2012 and ending on or about February 1, 2013.

In accordance with the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, on August 29, 2012, the Corporation notified its directors and executive officers of a corresponding blackout with respect to shares of the common stock of the Corporation held by them. A copy of the Notice of Blackout Period sent to the directors and executive officers is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Notice of Blackout Period dated August 29, 2012 to Directors and Executive Officers of Harleysville Savings Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION
Date: August 30, 2012	By:	/s/Brendan J. McGill Brendan J. McGill Executive Vice President and Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice of Blackout Period dated August 29, 2012 to Directors and Executive Officers of Harleysville Savings Financial Corporation